UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 9, 2018
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 Opus Place, Suite 530 Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Restricted Stock Units
Effective July 9, 2018, our compensation committee granted Curtis W. Stoelting (Chief Executive Officer), Michael L. Gettle (President, Chief Operating Officer and Secretary), Terence R. Rogers (Executive Vice President and Chief Financial Officer), and Scott B. Cousins (Chief Information Officer) restricted stock units (“RSUs”) for 210,000, 210,000, 75,000 and 63,000 shares of our common stock, respectively.
Each RSU is equal in value to one share of our common stock, and one-third of the RSUs vest on each of May 15, 2019, 2020 and 2021. Recipients of RSU awards generally must remain employed by us on a continuous basis through the end of the relevant vesting period in order to receive any amount of the RSUs covered by that award, except that recipients may be entitled to accelerated delivery of a portion of unvested RSUs in the case of the recipient’s death or disability, or upon a change in control.
The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the form of Restricted Stock Unit Agreement, and is subject to and qualified in its entirety by reference to the form of Restricted Stock Unit Agreement attached as Exhibit 10.20 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2011.
Management Retention Agreements
Effective July 9, 2018, we also entered into a Management Retention Agreement with each of Messrs. Stoelting, Gettle, Rogers and Cousins. Each Management Retention Agreement provides that we will pay the executive a specified Retention Bonus (described below) if we consummate a “Liquidity Event” prior to June 30, 2019. A Liquidity Event is generally defined as a change of control transaction with any person other than Elliott Associates, L.P. and its affiliates. Each Retention Bonus would be payable 50% upon the consummation of the Liquidity Event and 50% on the six-month anniversary of such closing, with accelerated payments if the executive is terminated without “Cause” or resigns for “Good Reason.” However, our obligation to pay Retention Bonuses will automatically terminate upon the grant to the executive of additional RSUs and performance restricted stock units for a specified minimum number of shares of our common stock as described below. The following table provides additional information with respect to the Management Retention Agreements:

		Minimum Number of Shares Subject To Equity Awards Triggering Automatic Termination of Retention Bonus Obligations
Executive	Amount of Retention Bonus	Additional RSUs	PRSUs
Curtis W. Stoelting	$3,178,000	268,000	236,000
Michael L. Gettle	$2,858,000	268,000	236,000
Terence R. Rogers	$995,000	95,000	84,000
Scott B. Cousins	$783,000	83,000	72,000
The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Management Retention Agreements, and is subject to and qualified in its entirety by reference to the full text of the Management Retention Agreements, which are attached hereto as Exhibits 10.43 (Curtis W. Stoelting), 10.44 (Michael L. Gettle), 10.45 (Terence R. Rogers) and 10.46 (Scott B. Cousins).

Item 7.01.	Regulation FD Disclosure.

On July 11, 2018, we issued a press release announcing that a special committee of our board of directors, consisting solely of independent directors, has been appointed to review and evaluate our financing alternatives. In connection with this evaluation, we have engaged Barclays Capital to provide financial advice regarding our capital structure and to provide financial advisory services in connection with the strategic development of our business plans. A copy of the press release is furnished as Exhibit 99.1 hereto pursuant to Item 7.01 of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
Exhibit
Number

10.43	Management Retention Agreement, dated July 9, 2018, between the Registrant and Curtis W. Stoelting
10.44	Management Retention Agreement, dated July 9, 2018, between the Registrant and Michael L. Gettle
10.45	Management Retention Agreement, dated July 9, 2018, between the Registrant and Terence R. Rogers
10.46	Management Retention Agreement, dated July 9, 2018, between the Registrant and Scott B. Cousins
99.1	Press Release dated July 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: July 11, 2018	By:	/s/ Terence R. Rogers
Terence R. Rogers
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.43	Management Retention Agreement, dated July 9, 2018, between the Registrant and Curtis W. Stoelting
10.44	Management Retention Agreement, dated July 9, 2018, between the Registrant and Michael L. Gettle
10.45	Management Retention Agreement, dated July 9, 2018, between the Registrant and Terence R. Rogers
10.46	Management Retention Agreement, dated July 9, 2018, between the Registrant and Scott B. Cousins
99.1	Press Release dated July 11, 2018